PRICING SUPPLEMENT NO. 84                                         Rule 424(b)(3)
DATED:  December 10, 2001                                     File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $10,000,000    Floating Rate Notes [ ]  Book Entry Notes [x]

Original Issue Date: 12/10/2001  Fixed Rate Notes [x]     Certificated Notes [ ]

Maturity Date: 12/10/2021        CUSIP#:  073928VT7

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

         *                   N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  7.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:

[ ]   Commercial Paper Rate              Minimum Interest Rate:

[ ]   Federal Funds Effective Rate

[ ]   Federal Funds Open Rate            Interest Reset Date(s):

[ ]   Treasury Rate                      Interest Reset Period:

[ ]   LIBOR Reuters                      Interest Payment Date(s):

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):

* Commencing December 10, 2005 and on the interest payment dates thereafter until Maturity, the Notes may be called in whole at par at the option of the Company on ten calendar days notice.

** Commencing January 10, 2002 and on the 10th of each month thereafter until Maturity or until the Notes are called.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.